Exhibit 16.1

                              BAUM & COMPANY, P.A.
                          Certified Public Accountants
                        1515 University Drive - Suite 209
                          Coral Springs, Florida 33071


November 5, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:  Phoenix Interests, Inc.
     File No.  000-30949

Dear Sir/Madam

We have read Item 4 of the Form 8-K/A of Phoenix Interests, Inc. dated November 5, 2004 and agree with the statements concerning our Firm contained therein.



Very truly yours,

/s/ Baum & Company, P.A.
------------------------
Baum & Company, P.A.